UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 25, 2017

ARC Document Solutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32407	20-1700361

(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1981 N. Broadway, Walnut Creek, California	94596

(Address of Principal Executive Offices)	(Zip Code)

(925) 949-5100
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2017, Eriberto R. Scocimara, a member of the Board of Directors of ARC Document Solutions, Inc. (the “Company”), notified the Company of his decision to retire and not stand for re-election to the Company’s Board of Directors when his current term expires at the Company’s 2017 annual meeting of shareholders. Mr. Scocimara currently serves as the chairman of the Audit Committee and is also a member of the Nominating and Corporate Governance Committee of the Company’s Board of Directors. Mr. Scocimara notified the Company that his decision was based on his length of service and age, and was not the result of any disagreement with the Company. Mr. Scocimara will remain a member of the Company’s Board of Directors until the Company’s 2017 annual meeting of stockholders.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2017	ARC DOCUMENT SOLUTIONS, INC.
	By:	/s/ D. Jeffery Grimes
D. Jeffery Grimes
Vice President, Senior Corporate Counsel & Corporate Secretary